Exhibit 99.2

AVROBIO Announces Pricing of Underwritten Public Offering of $120.25 Million of Common Stock

CAMBRIDGE, Mass.– July 16, 2019 – AVROBIO, Inc. (NASDAQ: AVRO) (the “Company”), a Phase 2 clinical-stage gene therapy company, today announced the pricing of an underwritten public offering of 6,500,000 shares of its common stock at a public offering price of $18.50 per share. Gross proceeds from the underwritten public offering totaled approximately $120.25 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. In addition, the Company has granted the underwriters a 30-day option to purchase up to 975,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by the Company. The offering is expected to close on or about July 19, 2019, subject to customary closing conditions.

Morgan Stanley, Cowen and Wells Fargo Securities are acting as joint book-running managers for the offering, Guggenheim Securities is acting as lead manager, and Wedbush PacGrow and H.C. Wainwright & Co. are acting as co-managers.

The Company intends to use the net proceeds from the offering, in addition to its existing cash resources, to fund the support of the Company’s current programs in Fabry disease, Gaucher disease, cystinosis and Pompe disease, fund external and internal manufacturing and process development activities related to the Company’s programs and to fund research and development activities that relate to all of the Company’s clinical and preclinical activities, including the cost of research and development personnel, and the remainder for planned general and administrative expenses, working capital and other general corporate purposes.

The securities described were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-232489), including a base prospectus. The securities were offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission (SEC) on July 16, 2019 and is available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or Cowen and Company, LLC, Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (631) 274-2806.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AVROBIO, Inc.

AVROBIO, Inc., is a Phase 2 clinical-stage gene therapy company. AVROBIO is focused on the development of its investigational gene therapy, AVR-RD-01, in Fabry disease, as well as additional gene therapy programs in other lysosomal storage disorders including Gaucher disease, cystinosis and Pompe disease.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding completion, timing and anticipated size of the offering and the anticipated use of proceeds therefrom. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, completion of the proposed public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the public offering filed with the SEC. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke Partners

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kathryn Morris

The Yates Network

914-204-6412

kathryn@theyatesnetwork.com